UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 15, 2011, the Board of Directors (the “Board”) of First Defiance Financial Corp. (“First Defiance”) approved the creation of an annual incentive program for the benefit of certain employees of First Defiance and its wholly-owned subsidiaries, First Federal Bank of the Midwest and First Insurance and Investments, Inc., now known as First Insurance Group of the Midwest, Inc., including the following named executive officers: Messrs. Allen, Hileman, Rohrs, Rose and Small. Under the program, employees who are designated as participants by the Board are given the opportunity to earn an award if First Defiance achieves various performance objectives established by the Board and described below.

As a condition of receiving an award, a participant must elect whether to receive payment in the form of cash, First Defiance shares or a combination of cash and shares. Because payment with respect to the award may be made in shares, the awards have been granted as “performance-based awards” pursuant to and subject to the terms and conditions described in the First Defiance 2010 Equity Incentive Plan (“2010 Plan”) and evidenced by related award agreements.

Each participant will receive an award expressed as a percentage of the participant’s base salary (the “target award”) that is divided equally between a short-term incentive component (“STI”) and a long-term incentive component (“LTI”).

The STI of a participant’s award can be earned based on the level of achievement of the following performance objectives over a performance period of one year that began on January 1, 2011: diluted earnings per share, net charge offs, non-performing assets, classified assets, return on average assets, and return on average equity.

The LTI of a participant’s award can be earned based on a comparison of First Defiance’s average return on common equity, increase in earnings per share, and revenue growth over a performance period of two years that began on January 1, 2011 compared to a peer group of similar financial institutions and financial institution holding companies selected by the Compensation Committee of the Board (the “Committee”).

Each performance objective can be achieved at a “threshold”, “target” and “maximum” level of performance. Performance at the threshold, target and maximum levels of performance provides for a payout equal to 50%, 100% and 150%, respectively, for that performance objective. No amount is payable with respect to any performance objective if performance is achieved at less than the threshold level.

With respect to each performance period, the Committee will determine the amount payable with respect to the STI and LTI based on the level of achievement of the performance objectives and any other factors that the Committee deems relevant. The Committee, in its sole discretion, may adjust the amount payable with respect to any award.

Fifty percent of the STI will be paid between January 1 and March 15 of the first fiscal year following the end of the STI performance period, an additional 25% of the STI will be paid between January 1 and March 15 of the second fiscal year following the end of the performance period, and the remaining 25% of the STI will be paid between January 1 and March 15 of the third fiscal year following the end of the performance period. The LTI will be paid in a lump-sum between January 1 and March 15 of the first fiscal year following the end of the LTI performance period.

Except in the case of death, disability, retirement or a change in control (as defined in the 2010 Plan), a participant must remain employed through the performance period and on each payment date in order to receive a payment with respect to an award. In the event of a participant’s death, disability, retirement or a change in control, the treatment of the award will be as described in the award agreement evidencing the award. If the participant is terminated for cause after the end of the performance period but before payment of the award is made, the participant will forfeit any right to payment of the award.

As a participant in the United States Department of the Treasury’s Capital Purchase Program, First Defiance is subject to the limitations set forth in Section 111(b)(3)(D) of the Emergency Economic Stabilization Act of 2008, as amended, and 30 C.F.R. §30.10 (collectively, “TARP”). TARP prohibits First Defiance from paying or accruing any bonus compensation to any of its five most highly compensated employees (as determined under TARP), including Messrs. Rohrs and Small.

Under TARP, each of Messrs. Rohrs and Small are permitted to receive awards of “long-term restricted stock” (as defined in TARP), provided that the value of such long-term restricted stock, determined as of the grant date, does not exceed 1/3 of their respective compensation. In addition, the awards granted to Messrs. Rohrs and Small are subject to additional restrictions on vesting and settlement under TARP.

Unlike the awards granted to the other named executive officers, the Board granted Messrs. Rohrs and Small awards of “performance-based restricted stock units” pursuant to the 2010 Plan. These awards are intended to qualify as grants of long-term restricted stock that are not subject to the TARP bonus prohibition. Except for the limitations imposed by TARP, the awards granted to Messrs. Rohrs and Small are subject to the same terms and conditions, including achievement of the same performance objectives, as granted to the other named executive officers.

The named executive officers who have been granted awards, their target award percentage, and the type of award granted (standard or TARP) are set forth below.

Name	Title	Target Award Percentage of Base Salary	Type

William J. Small	Chairman, President and Chief Executive Officer of First Defiance	90%	TARP

Donald P. Hileman	Executive Vice President & Chief Financial Officer of First Defiance and First Federal Bank and Chief Executive Officer of First Insurance Group of the Midwest	70%	Standard

Name	Title	Target Award Percentage of Base Salary	Type
James L. Rohrs	Executive Vice President of First Defiance and President & Chief Executive Officer of First Federal Bank	70%	TARP

Dennis E. Rose, Jr.	Executive Vice President of First Federal Bank	50%	Standard

Gregory R. Allen	First Federal Bank President of Southern Market Area	50%	Standard

The foregoing summary is qualified in its entirety by reference to the award agreements entered into between First Defiance and each of the named executive officers, copies of which are attached as Exhibits 10.1, 10.2, 10.3, and 10.4 hereto.

First Defiance’s shareholders approved the 2010 Plan at the 2010 Annual Meeting of Shareholders of First Defiance held on April 20, 2010. A description of the material terms of the 2010 Plan was included in First Defiance’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 19, 2010. The 2010 Plan was filed as Annex A thereto, and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Defiance Financial Corp. Performance-Based Award Agreement (Long Term Incentive)

10.2	First Defiance Financial Corp. Performance-Based Award Agreement (Long Term Incentive – TARP Applicable)

10.3	First Defiance Financial Corp. Performance-Based Award Agreement (Short Term Incentive)

10.4	First Defiance Financial Corp. Performance-Based Award Agreement (Short Term Incentive – TARP Applicable)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Donald P. Hileman
Donald P. Hileman, Executive Vice President & Chief Financial Officer

Date: August 19, 2011